Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Cyalume Technologies Holdings, Inc. on Form S-1, of our report dated May 23, 2008, relating to the consolidated financial statements of Cyalurne Technologies, Inc. and Subsidiary as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from January 24, 2006 to December 31, 2006.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CCR LLP

CCR LLP

Glastonbury, Connecticut
March 6, 2009